   As filed with the Securities and Exchange Commission on September 15, 1998

                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             WASTE CONNECTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                            (State of incorporation)

                                   94-3283464
                        (IRS Employer identification No.)

                          2260 Douglas Blvd., Suite 280
                               Roseville, CA 95661
                    (Address of principal executive offices)
                           --------------------------

                             WASTE CONNECTIONS, INC.
                             1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                           --------------------------

                             Ronald J. Mittelstaedt,
                      Chief Executive Officer and President
                             WASTE CONNECTIONS, INC.
                          2260 Douglas Blvd., Suite 280
                               Roseville, CA 95661
                                 (916) 772-2221
            (Name, address and telephone number of agent for service)
                           --------------------------

                                   Copies to:

                              Robert D. Evans, Esq.
                           Christina M. O'Brien, Esq.
                         SHARTSIS, FRIESE & GINSBURG LLP
                         One Maritime Plaza, 18th Floor
                         San Francisco, California 94111


                               CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                          Proposed                                      Amount of
      Title of          Amount to be      Maximum             Proposed Maximum          Registration Fee
  Securities To Be      Registered        Offering Price      Aggregate Offering
     Registered                           Per Share (1)       Price
---------------------------------------------------------------------------------------------------------
Common Stock,             309,700          $19.0625            $5,903,656.25              $1,741.58
$0.01 par value,
issuable upon
exercise of
options under
Waste
Connections,
Inc. 1997 Stock
Option Plan
---------------------------------------------------------------------------------------------------------

        (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices reported in the Nasdaq National Market on September 11, 1998.

                         -------------------------------

        This Registration Statement covers 309,700 shares of the Registrant's Common Stock authorized to be issued under the Registrant's 1997 Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or the Securities Act of 1933, as amended, are hereby incorporated by reference into this Registration Statement:

        a) The Registrant's Prospectus dated September 9, 1998, and filed with the Securities and Exchange Commission on September 11, 1998, in connection with the Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-4, File No. 333-59199.

        b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and filed with the Securities and Exchange Commission on August 13, 1998 and amended on August 31, 1998.

        c) The Registrant's Current Reports on Forms 8-K and 8-K/A dated June 15, 1998, June 22, 1998, July 1, 1998, July 16, 1998, August 11, 1998 and
September 11, 1998.

        d) The description of the Registrant's Common Stock is set forth under the heading "Description of Capital Stock" on page 52 of the Registrant's Prospectus dated September 9, 1998, and filed with the Securities and Exchange Commission on September 11, 1998, in connection with the Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-4, File No. 333-59199.

        All documents subsequently filed by Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of the filing of such documents with the Securities and Exchange Commission until the information contained therein is superseded or updated by any subsequently-filed document that is or is deemed to be incorporated by reference in this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Amended and Restated Certificate of Incorporation provides that a director of the Registrant's Board of Directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is subsequently amended to permit further limitation of the personal liability of directors, the liability of a director of the Registrant will be eliminated or limited to the fullest extent permitted by the Delaware Law as so amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS.

        4.1    Waste Connections, Inc.'s 1997 Stock Option Plan.

        5.1    Opinion of Shartsis, Friese & Ginsburg LLP.

        23.1   Consent of Ernst & Young LLP, independent auditors.

        23.2   Consent of Shartsis, Friese & Ginsburg LLP (reference is made to
               Exhibit 5.1).

        23.3   Consent of Grant Thornton LLP, independent auditors.

        24.1 Power of Attorney of certain officers and directors (reference is made to page II-4).

ITEM 9. UNDERTAKINGS.

The Registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(b) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(e) that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Roseville, California, on September 14, 1998.

                                  WASTE CONNECTIONS, INC.
                                  (Registrant)


                                  By:   /s/ Ronald J. Mittelstaedt
                                        ----------------------------------------
                                        Ronald J. Mittelstaedt,
                                        Chief Executive Officer and President


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald J. Mittelstaedt and Steven F. Bouck, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated:

              Signature                  Title                                   Date
              ---------                  -----                                   ----


/s/ Ronald J. Mittelstaedt               Chief Executive Officer                 September 14, 1998
-------------------------------------
Ronald J. Mittelstaedt

/s/ Steven F. Bouck                      Executive Vice President, Chief         September 14, 1998
-------------------------------------    Financial Officer
Steven F. Bouck

/s/ Michael Foos                         Chief Accounting Officer                September 14, 1998
-------------------------------------
Michael Foos

/s/ Ronald J. Mittelstaedt               Chairman of the Board of Directors      September 14, 1998
-------------------------------------
Ronald J. Mittelstaedt

/s/ Michael W. Harlan                    Director                                September 14, 1998
-------------------------------------
Michael W. Harlan

/s/ William J. Razzouk                   Director                                September 14, 1998
-------------------------------------
William J. Razzouk

/s/ Eugene Dupreau                       Director                                September 14, 1998
-------------------------------------
Eugene Dupreau

                                  EXHIBIT INDEX






4.1    Waste Connections, Inc.'s 1997 Stock Option Plan.

5.1    Opinion of Shartsis, Friese & Ginsburg LLP.

23.1   Consent of Ernst & Young LLP, independent auditors.

23.2 Consent of Shartsis, Friese & Ginsburg LLP (reference is made to Exhibit 5.1).

23.3   Consent of Grant Thornton LLP, independent auditors.

24.1 Power of Attorney of certain officers and directors (reference is made to page II-4)